EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information is derived from the historical consolidated financial statements of Oasis Midstream Partners LP (the “Partnership” or “OMP”) and has been adjusted to reflect the following transactions, in accordance with Article 11 of Regulation S-X of the Exchange Act:
1.On March 22, 2021, the Partnership entered into a contribution and simplification agreement (the “Contribution and Simplification Agreement”) with OMS Holdings LLC (“OMS Holdings”), Oasis Midstream Services LLC (“OMS”), OMP GP LLC (the “General Partner”), OMP Operating LLC (“OMP Operating”), OMP DevCo Holdings Corp (“OMP DevCo Holdings”), Beartooth DevCo LLC (“Beartooth DevCo”), Bobcat DevCo LLC (“Bobcat DevCo”), OMS Holdings Merger Sub LLC (“GP Merger Sub”) and for certain limited purposes therein, Oasis Petroleum Inc. (“Oasis Petroleum”). On March 30, 2021, the Partnership consummated the transactions contemplated by the Contribution and Simplification Agreement including (a) Oasis Petroleum caused OMS to contribute to OMP Operating, as the designee of the Partnership, (i) OMS’ remaining 64.7% limited liability company interest in Bobcat DevCo and (ii) OMS’ remaining 30% limited liability company interest in Beartooth DevCo (the “Contributed Assets”), in exchange for total consideration of approximately $512.5 million (together with the IDR Conversion Units (as defined below), the “Total Consideration”) composed of (x) a cash distribution in an aggregate amount equal to $231.5 million, sourced from the net proceeds of the Offering (as defined below), and (y) 12,949,644 common units of OMP (collectively, the “Acquisition”) and (b) the Partnership and the General Partner caused the incentive distribution rights (“IDRs”) to be cancelled and converted into 1,850,356 common units of OMP (the “IDR Conversion”). The effective date of the Acquisition is January 1, 2021.
2.On March 30, 2021, the Partnership closed its private placement of $450.0 million in aggregate principal amount of 8.00% senior unsecured notes due 2029 (the “Offering”). Net proceeds from the Offering were approximately $440.0 million, after deducting the initial purchasers’ discounts and offering expenses. The Partnership used the net proceeds from the Offering to make a distribution of $231.5 million to OMS, to repay $205.5 million of outstanding borrowings under its revolving credit facility (the “Revolving Credit Facility”) and to pay approximately $3.0 million of estimated deferred financing costs associated with the Fourth Amendment (as defined below). On March 22, 2021, the Partnership entered into the Fourth Amendment to the Revolving Credit Facility (the “Fourth Amendment” and, together with the Offering, the “Financing Transactions”) to, among other things, reduce the aggregate amount of commitments under the Revolving Credit Facility from $575 million to $450 million and extend the maturity date of the Revolving Credit Facility.
In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 became effective on January 1, 2021, and the unaudited pro forma condensed consolidated financial information herein is presented in accordance therewith. The adjustments associated with the Acquisition are shown as “Transaction Accounting Adjustments” below, while the adjustments associated with the Financing Transactions are shown as “Other Transaction Accounting Adjustments.”
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020 presented below has been derived from the Partnership's historical consolidated statement of operations for such period and was prepared as if the Acquisition and Financing Transactions had occurred on January 1, 2020. The unaudited pro forma condensed consolidated balance sheet at December 31, 2020 presented below was derived from the Partnership's historical consolidated balance sheet at December 31, 2020 and was prepared as if the Acquisition and Financing Transactions had occurred on December 31, 2020.
The unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Partnership's management; accordingly, actual results could differ materially from the pro forma information. Management believes that the assumptions used to prepare the unaudited pro forma condensed consolidated financial information and accompanying notes provide a reasonable and reliably determinable basis for presenting the significant effects that are directly attributable, reasonable and supportable resulting from the Acquisition and Financing Transactions. The following unaudited pro forma condensed consolidated statement of operations does not purport to represent what the Partnership's results of operations would have been if the Acquisition and Financing Transactions had occurred on January 1, 2020. The unaudited pro forma condensed consolidated financial information should be read together with the Partnership's Annual Report on Form 10-K for the year ended December 31, 2020.

OASIS MIDSTREAM PARTNERS LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2020

	As Reported	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$5,147	$(231,500)	(a)	$231,500	(e)	$5,147
Accounts receivable	4,295	—		—		4,295
Accounts receivable – Oasis Petroleum	66,283	—		—		66,283
Inventory	6,986	—		—		6,986
Prepaid expenses	3,695	—		—		3,695
Other current assets	649	—		—		649
Total current assets	87,055	(231,500)		231,500		87,055
Property, plant and equipment	1,180,819	—		—		1,180,819
Less: accumulated depreciation, amortization and impairment	(240,877)	—		—		(240,877)
Total property, plant and equipment, net	939,942	—		—		939,942
Operating lease right-of-use assets	1,643	—		—		1,643
Other assets	2,053	—		3,000	(f)	5,053
Total assets	$1,030,693	$(231,500)		$234,500		$1,033,693
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$2,226	$—		$—		$2,226
Accounts payable – Oasis Petroleum	28,074	—		—		28,074
Accrued liabilities	17,931	—		—		17,931
Accrued interest payable	360	—		—		360
Current operating lease liabilities	945	—		—		945
Other current liabilities	471	—		—		471
Total current liabilities	50,007	—		—		50,007
Long-term debt	450,000	—		234,500	(g)	684,500
Asset retirement obligations	774	—		—		774
Operating lease liabilities	733	—		—		733
Other liabilities	5,521	—		—		5,521
Total liabilities	507,035	—		234,500		741,535
Commitments and contingencies
Equity
Limited partners
Common units	193,536	54,592	(b)	—		248,128
Subordinated units	44,030	—		—		44,030
General Partner	1,027	(1,027)	(c)	—		—
Total partners’ equity	238,593	53,565		—		292,158
Non-controlling interests	285,065	(285,065)	(d)	—		—
Total equity	523,658	(231,500)		—		292,158
Total liabilities and equity	$1,030,693	$(231,500)		$234,500		$1,033,693

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

OASIS MIDSTREAM PARTNERS LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2020

	Historical	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma
	(In thousands, except per unit data)
Revenues
Midstream services – Oasis Petroleum	$268,337	$—		$—		$268,337
Midstream services – third parties	11,367	—		—		11,367
Product sales – Oasis Petroleum	68,115	—		—		68,115
Product sales – third parties	40	—		—		40
Total revenues	347,859	—		—		347,859
Operating expenses
Costs of product sales	32,385	—		—		32,385
Operating and maintenance	57,917	—		—		57,917
Depreciation and amortization	40,237	—		—		40,237
Impairment	103,441	—		—		103,441
General and administrative	35,329	—		—		35,329
Total operating expenses	269,309	—		—		269,309
Operating income	78,550	—		—		78,550
Other income (expense)
Interest expense, net of capitalized interest	(12,783)	—		(33,136)	(d)	(45,919)
Other income (expense)	546	—		—		546
Total other expenses	(12,237)	—		(33,136)		(45,373)
Net income	66,313	—		(33,136)		33,177
Less: Net income attributable to non-controlling interests	43,238	(43,238)	(a)	—		—
Net income attributable to Oasis Midstream Partners LP	23,075	43,238		(33,136)		33,177
Less: Net income attributable to General Partner	4,088	(4,088)	(b)	—		—
Net income attributable to limited partners	$18,987	$47,326		$(33,136)		$33,177
Earnings per limited partner unit
Common units – basic and diluted	$0.56	$0.12				$0.68
Common units – diluted	$0.56	$0.12				$0.68
Weighted average number of limited partners units outstanding
Common units – basic	20,044	14,800	(c)			34,844
Common units – diluted	20,058	14,800	(c)			34,858

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
1. Basis of Presentation
The unaudited pro forma condensed consolidated financial information has been derived from the historical consolidated financial statements of the Partnership. The unaudited pro forma condensed consolidated balance sheet at December 31, 2020 was prepared as if the Acquisition and Financing Transactions had occurred on December 31, 2020. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020 was prepared as if the Acquisition and Financing Transactions had occurred on January 1, 2020.
The unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Partnership's management; accordingly, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable and reliably determinable basis for presenting the significant effects that are directly attributable, reasonable and supportable resulting from the Acquisition and Financing Transactions. These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.
2. Pro Forma Adjustments and Assumptions
Balance Sheet
The unaudited pro forma condensed consolidated balance sheet at December 31, 2020 reflects the following adjustments:
(a) Adjustment reflects the Transaction Accounting Adjustments to cash and cash equivalents associated with the $231.5 million distribution to OMS in connection with the Acquisition.
(b) Adjustment reflects Transaction Accounting Adjustments to common units associated with the Partnership’s acquisition of the Contributed Assets and the IDR Conversion, partially offset by the cash distribution to OMS as partial consideration for the Acquisition. Prior to the Acquisition, the Contributed Assets were recorded within non-controlling interests and the General Partner IDRs were recorded within partners’ equity in the Partnership’s consolidated financial statements, respectively.

(In thousands)

Contributed Assets	$285,065
IDR Conversion	1,027
Less: cash distribution to OMS	(231,500)
Transaction Accounting Adjustments to common units	$54,592
(c) Adjustment reflects the Transaction Accounting Adjustments associated with the elimination of the General Partner IDRs in connection with the IDR Conversion.
(d) Adjustment reflects the Transaction Accounting Adjustments associated with the elimination of the non-controlling interests in connection with the Contributed Assets.
(e) Adjustment reflects the Other Transaction Accounting Adjustments to cash and cash equivalents from the Financing Transactions.

(In thousands)

Aggregate principal amount of senior unsecured notes	$450,000
Less: initial purchasers’ discount and estimated offering expenses	(10,000)
Net proceeds from Offering	440,000
Less:
Repayment of outstanding borrowings under Revolving Credit Facility	(205,500)
Estimated deferred financing costs associated with Fourth Amendment	(3,000)
Other transaction accounting adjustments to cash and cash equivalents	$231,500
(f) Adjustment reflects the Other Transaction Accounting Adjustments related to the estimated deferred financing costs of $3.0 million associated with the Fourth Amendment dated March 22, 2021.

(g) Adjustment reflects the Other Transaction Accounting Adjustments to reflect the net proceeds from the Offering, partially offset by repayment of outstanding borrowings under the Revolving Credit Facility.

(In thousands)

Aggregate principal amount of senior unsecured notes	$450,000
Less: initial purchasers’ discount and estimated offering expenses	(10,000)
Net proceeds from Offering	440,000
Less: repayment of outstanding borrowings under Revolving Credit Facility	(205,500)
Other Transaction Accounting Adjustments to long-term debt	$234,500
Statement of Operations
The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2020 reflect the following adjustments:
(a) Adjustment reflects the Transaction Accounting Adjustments associated with the elimination of net income attributable to non-controlling interests in connection with the Contributed Assets.
(b) Adjustment reflects the Transaction Accounting Adjustments associated with the elimination of net income attributable to the General Partner in connection with the IDR Conversion.
(c) Adjustment reflects the Transaction Accounting Adjustments associated with the 12,949,644 common units of OMP issued to Oasis Petroleum in connection with the Acquisition and the 1,850,356 common units of OMP issued in connection with the IDR Conversion.
(d) Adjustment reflects the Other Transaction Accounting Adjustments to interest expense associated with the Financing Transactions. The weighted average borrowing rate on the Revolving Credit Facility was 2.4% for the year ended December 31, 2020.

(In thousands)

8.00% senior unsecured notes	$36,000
Amortization of deferred financing costs	2,068
Less: repayment of borrowings under Revolving Credit Facility	(4,932)
Other Transaction Accounting Adjustments to interest expense	$33,136